UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2014, Chemtura Corporation (“Chemtura” or the “Company”) held its 2014 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Chemtura’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 3, 2014 (the “Proxy Statement”). The results of the shareholder vote are as follows:

a.	Messrs. Jeffrey D. Benjamin, Timothy J. Bernlohr, James W. Crownover, Robert A. Dover, Jonathan F. Foster, Craig A. Rogerson, John K. Wulff and Ms. Anna C. Catalano were each elected by the shareholders to a term to expire in 2015 or until their respective successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey D. Benjamin	79,578,838	6,081,260	4,280,337
Timothy J. Bernlohr	84,970,304	689,794	4,280,337
Anna C. Catalano	85,244,490	415,608	4,280,337
James W. Crownover	85,230,826	429,272	4,280,337
Robert A. Dover	85,556,800	103,298	4,280,337
Jonathan F. Foster	85,283,444	376,654	4,280,337
Craig A. Rogerson	83,897,836	1,762,262	4,280,337
John K. Wulff	81,799,623	3,860,475	4,280,337

b.	The shareholders approved, on an advisory (non-binding) basis, the compensation paid to Chemtura’s named executive officers as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related disclosures.

For	Against	Abstain	Broker Non-Votes
82,518,029	3,079,111	62,958	4,280,337

c.	The shareholders approved the Chemtura Corporation Senior Executive Bonus Plan attached as Appendix C to the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
84,465,495	1,164,973	29,630	4,280,337

d.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.

For	Against	Abstain
89,745,652	185,819	8,964

Item 8.01 Other Events.

As previously disclosed, on November 12, 2013, the Board of Directors authorized an increase in the Company’s share repurchase program from $191 million to up to $291 million and extended the program to November 9, 2014. As of May 7, 2014, the Company had purchased approximately 10 million shares of common stock for approximately $193 million. On May 8, 2014, the Board of Directors authorized an increase in the share repurchase program by $100 million (up to $391 million in the aggregate when combined with the November 12, 2013 authorization). The shares are expected to be repurchased from time to time through open market purchases. The program, which does not obligate the Company to repurchase any particular amount of common stock, may be modified or suspended at any time at the Board’s discretion. The manner, price, number and timing of such repurchases, if any, will be subject to a variety of factors, including market conditions and the applicable rules and regulations of the SEC.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

	By:	/s/ Stephen Forsyth
	Name:	Stephen Forsyth
	Title:	EVP & Chief Financial Officer

Date:May 12, 2014